Exhibit 10(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 201 to Registration Statement No. 33-26305 on Form N-1A of our report dated November 23, 2011, relating to the financial statements and financial highlights of BlackRock All-Cap Energy & Resources Portfolio, BlackRock Energy & Resources Portfolio, and BlackRock World Gold Fund, each a series of BlackRock Funds, appearing in the Annual Report on Form N-CSR of BlackRock Funds for the year ended September 30, 2011, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania January 25, 2012